EXHIBIT 23.1

               CONSENT OF TROUT, EBERSOLE & GROFF LLP

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                  TROUT, EBERSOLE & GROFF, LLP
                  Certified Public Accountants
                  ----------------------------
                       1705 Oregon Pike
                  Lancaster, Pennsylvania 17601
                        (717) 569-2900
                    Fax (717) 569-0141


              Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Sterling Financial Corporation 1996 Stock Incentive Plan of our report dated January 24, 1997, with respect to the consolidated financial statements of Sterling Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, and filed with the Securities and Exchange Commission.



                              /s/ Trout, Ebersole & Groff, LLP
                              --------------------------------
                              TROUT, EBERSOLE & GROFF, LLP

May 16, 1997
Lancaster, Pennsylvania